EXHIBIT 10.2

FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (the "Amendment"), dated as of September 25, 2019, by and among P.H. GLATFELTER COMPANY, a Pennsylvania corporation (the "Company"), the LENDERS (as defined under the Credit Agreement) party thereto, and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders (in such capacity, the "Administrative Agent").

WITNESSETH:

WHEREAS, the parties hereto (along with certain Subsidiaries of the Company) are parties to that certain Third Amended and Restated Credit Agreement, dated as of February 8, 2019 (as amended or modified prior to the date hereof, the "Credit Agreement"; defined terms used herein unless otherwise amended or defined herein shall have the meanings ascribed to them in the Credit Agreement as amended by this Amendment);

WHEREAS, the Company (on behalf of itself and the other Loan Parties) has requested to amend the Credit Agreement to, among other things, add EURIBOR as an alternative index rate, all as hereinafter set forth and in accordance with terms and conditions contained herein; and

WHEREAS, in furtherance of the foregoing, the Company (on behalf of itself and the other Loan Parties), the Administrative Agent and the Lenders desire to amend the Credit Agreement, as provided herein.

NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

1.Amendments to the Credit Agreement.

(a)Amendments to Section 1.1 of the Credit Agreement.  The following definitions are hereby amended and restated in full to read as follows:

Applicable Margin shall mean the percentage spread to be added to (i) the Euro-Rate under the Euro-Rate Option, the EURIBOR Rate under the EURIBOR Rate Option, or to the Base Rate under the Base Rate Option with respect to Revolving Credit Loans and (ii) to the Euro-Rate under the Euro-Rate Option (or the Foreign Base Rate, if applicable) or the EURIBOR Rate under the EURIBOR Rate Option (or the Foreign Base Rate, if applicable) with respect to the Term Loans at the indicated level of Debt Rating or Leverage Ratio, as applicable, in the pricing grid on Schedule 1.1(A) next to the line titled "Euro-Rate Spread", "EURIBOR Rate Spread", "Base Rate Spread" or "Term Loan

Spread." The Applicable Margin shall be computed in accordance with the parameters set forth on Schedule 1.1(A).

Borrowing Date shall mean, with respect to any Loan, the date for the making thereof or the renewal or conversion thereof at or to the same or a different Interest Rate Option, which shall be a Business Day.

Borrowing Tranche shall mean specified portions of Loans outstanding as follows: (i) any Revolving Credit Loans to which a Euro-Rate Option applies which become subject to the same Interest Rate Option under the same Loan Request by the Borrowers and which have the same Interest Period and which are denominated either in Dollars or in the same Optional Currency shall constitute one Borrowing Tranche, (ii) any Revolving Credit Loans to which a EURIBOR Rate Option applies which become subject to the same Interest Rate Option under the same Loan Request by the Borrowers and which have the same Interest Period shall constitute one Borrowing Tranche, (iii) all Revolving Credit Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche, (iv) any Term Loans to which a Euro-Rate Option applies which become subject to the same Interest Rate Option under the same Loan Request by the Borrowers and which have the same Interest Period and which are denominated either in Dollars or in the same Optional Currency shall constitute one Borrowing Tranche, and (v) any Term Loans to which a EURIBOR Rate Option applies which become subject to the same Interest Rate Option under the same Loan Request by the Borrowers and which have the same Interest Period shall constitute one Borrowing Tranche.

Business Day shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania and (i) if the applicable Business Day relates to any Revolving Credit Loan to which the Euro-Rate Option or the EURIBOR Rate Option applies or to any Term Loan, such day must also be a day on which dealings are carried on in the Relevant Interbank Market, (ii) with respect to advances or payments of Revolving Credit Loans or any other matters relating to Revolving Credit Loans denominated in an Optional Currency, such day also shall be a day on which dealings in deposits in the relevant Optional Currency are carried on in the Relevant Interbank Market, and (iii) in relation to any payment or other obligations of any Foreign Loan Parties, such day must also be a day on which banks in the jurisdiction of such Foreign Loan Party are open for business.

Euro-Rate Option shall mean the option of the Borrowers to have Loans bear interest at the rate and under the terms and conditions set forth in Section 3.1.1(ii) or Section 3.1.2(i), as applicable.

Foreign Base Rate shall mean the rate of interest per annum reasonably determined by the Administrative Agent to be a broadly accepted replacement or alternative rate comparable to the Euro-Rate or the EURIBOR Rate, as applicable, to be applicable for short-term loans in Euros (which rate shall adequately reflect the then customary market convention as reasonably determined by the Administrative Agent) and notified to the Borrowers.

Interest Period shall mean the period of time selected by the Company, on behalf of all the Borrowers, in connection with (and to apply to) any election permitted hereunder by the Borrowers to have Loans bear interest under the Euro-Rate Option or the EURIBOR Rate Option, as applicable. Subject to the last sentence of this definition, such period shall be (A) one, two, three or six Months if the Borrowers select the Euro-Rate Option or the EURIBOR Rate Option to apply to any Revolving Credit Loans (not consisting of an Optional Currency) and/or with respect to each Borrowing Tranche of Term Loans, and (B) one or two Months with respect to any Revolving Credit Loans made in any Optional Currency. Such Interest Period shall commence on the effective date of such Interest Rate Option, which shall be (i) the Borrowing Date if the Borrowers are requesting new Loans, (ii) the date of renewal of or conversion to the Euro-Rate Option or the EURIBOR Rate Option, as applicable, if the Borrowers are renewing or converting to the Euro-Rate Option or the EURIBOR Rate Option, as applicable, applicable to outstanding Revolving Credit Loans or (iii) the date of renewal or conversion to the Euro-Rate Option or the EURIBOR Rate Option, as applicable, applicable to each Borrowing Tranche of Term Loans. Notwithstanding the second sentence hereof: (A) any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (B) the Borrowers shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Expiration Date.

Interest Rate Option shall mean any Euro-Rate Option, EURIBOR Rate Option, or Base Rate Option; provided, however, that in no event shall the Base Rate Option apply to Term Loans.

Relevant Interbank Market shall mean in relation to Euro or British Pounds Sterling, the London interbank deposit market, and in relation to any other currencies, the applicable interbank market. Notwithstanding the foregoing, the references to the currencies listed in this definition shall only apply if such currencies are or become available as Optional Currencies in accordance with the terms hereof.

(b)Amendments to Section 1.1 of the Credit Agreement.  The following new definitions are hereby inserted in Section 1.1 of the Credit Agreement in their appropriate alphabetical order:

BHC Act Affiliate of a party shall mean an "affiliate" (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

Covered Party shall have the meaning set forth in Section 10.23.

Default Right shall have the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

EURIBOR Rate shall mean, with respect to each Loan denominated in Euros and comprising any Borrowing Tranche to which the EURIBOR Rate Option applies for any

Interest Period, (x) the rate per annum equal to the rate determined by reference to the Reuters Monitor Money Rates Service (with respect to the Euro, the page designated as "EURIBOR01" (or such other commercially available source providing quotations of the European interbank deposit market for deposits in Euros as may be designated by the Administrative Agent from time to time) with a term equivalent to such Interest Period, determined as of approximately 12:00 p.m., Brussels time, two (2) TARGET Days prior to the commencement of such Interest Period, and (y) if the rate referenced in the preceding clause (x) is not available, the applicable local screen rate at approximately 11:00 a.m., local time, two (2) TARGET Days prior to the commencement of such Interest Period for deposits in Euros and for a period equal in length to such Interest Period; provided, that if neither of the rates referenced in the proceeding clauses (x) or (y) are available at the applicable time for the applicable Interest Period, then the EURIBOR Rate for Euros and Interest Period shall be a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error).

The Administrative Agent shall give prompt notice to the Borrowers of the EURIBOR Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.  With respect to any Loans available at a EURIBOR Rate, if at any time, for any reason, the source(s) for the EURIBOR Rate described above for the applicable currency or currencies is no longer available, then the Administrative Agent in its reasonable discretion may determine a comparable replacement rate at such time (which determination shall be conclusive absent manifest error).

Notwithstanding the foregoing, if the EURIBOR Rate as determined under any method above would be less than zero (0.00), such rate shall be deemed to be zero (0.00) for purposes of this Agreement.

EURIBOR Rate Option shall mean the option of the Borrowers to have Loans bear interest at the rate and under the terms and conditions set forth in Section 3.1.1(iii) or Section 3.1.2(ii), as applicable.

EURIBOR Rate Termination Date shall have the meaning set forth in Section 3.5.

QFC shall have the meaning assigned to the term "qualified financial contract" in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

QFC Credit Support shall have the meaning set forth in Section 10.23.

Specified Covered Entity shall mean any of the following:  (i) a "covered entity" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a "covered bank" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a "covered FSI" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

Supported QFC shall have the meaning set forth in Section 10.23.

TARGET2 shall mean the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007.

TARGET Day shall mean any day on which TARGET2 is open for the settlement of payments in euro.

U.S. Special Resolution Regimes shall have the meaning set forth in Section 10.23.

(c)Amendment to Section 2.4.1 of the Credit Agreement.  Section 2.4.1 [Revolving Credit Loan Requests; Term Loan Requests] of the Credit Agreement is hereby amended and restated in full to read as follows:

2.4.1 Revolving Credit Loan Requests; Term Loan Requests.

Except as otherwise provided herein, the Borrowers may from time to time (a) prior to the Expiration Date request the Lenders to make Revolving Credit Loans or (b) prior to or on the Term Loan Draw Termination Date request the Lenders to make Term Loans, or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans or Term Loans pursuant to Section 3.2, by delivering to the Administrative Agent, not later than 11:00 a.m., Pittsburgh time, (i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans in Dollars to which the Euro-Rate Option applies or the conversion to or the renewal of the Euro-Rate Option for any such Revolving Credit Loans, four (4) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans in an Optional Currency or the date of conversion to or renewal of the Euro-Rate Option or EURIBOR Rate Option for Loans in an Optional Currency and four (4) Business Days prior to the proposed Borrowing Date with respect to the making of Term Loans or the date of conversion to or renewal of the Euro-Rate Option or EURIBOR Rate Option for Term Loans or of the renewal of an Interest Period for Term Loans and (ii) on either the proposed Borrowing Date (which shall be a Business Day) with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Revolving Credit Loan, of a duly completed request therefor substantially in the form of Exhibit 2.4 or a request by telephone immediately confirmed in writing by letter, facsimile or telex in such form (each, a "Loan Request"), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Loan Request shall be irrevocable and shall specify (i) the proposed Borrowing Date; (ii) the aggregate amount of the proposed Revolving Credit Loans (expressed in the currency in which such Revolving Credit Loans shall be funded) comprising each Borrowing Tranche, the Dollar Equivalent amount of which shall be in integral multiples of $100,000.00 and not less than $2,000,000.00 for each Borrowing Tranche to which the Euro-Rate Option or

EURIBOR Rate Option applies and not less than the lesser of $2,000,000.00 and the maximum amount available for Borrowing Tranches to which the Base Rate Option applies; (iii) whether the Euro-Rate Option, EURIBOR Rate Option, or Base Rate Option shall apply to the proposed Revolving Credit Loans comprising the applicable Borrowing Tranche; (iv) the currency in which such Revolving Credit Loans shall be funded if the Borrowers are electing the Euro-Rate Option or EURIBOR Rate Option; (v) in the case of a Borrowing Tranche to which the Euro-Rate Option or EURIBOR Rate Option applies, an appropriate Interest Period for the Revolving Credit Loans comprising such Borrowing Tranche; (vi) the aggregate amount of the proposed Term Loans comprising each Borrowing Tranche, the amount of which shall be in integral multiples of €100,000.00 and not less than €2,000,000.00 for each Borrowing Tranche of Term Loans; and (vii) the applicable Interest Rate Option and an appropriate Interest Period for the Term Loans comprising such Borrowing Tranche. Notwithstanding anything else to the contrary contained in this Agreement, all EURIBOR Rate Option Loans shall only be borrowed in Euros.

(d)Amendment to Section 2.7.3 of the Credit Agreement.  Section 2.7.3 [Notices From Lenders That Optional Currencies Are Unavailable to Fund Renewals of the Euro-Rate Option] of the Credit Agreement is hereby amended and restated in full to read as follows:

2.7.3 Notices From Lenders That Optional Currencies Are Unavailable to Fund Renewals of the Euro-Rate Option or the EURIBOR Rate Option.

If the Borrowers deliver a Loan Request requesting that the Lenders renew the Euro-Rate Option or EURIBOR Rate Option with respect to an outstanding Borrowing Tranche of Revolving Credit Loans denominated in an Optional Currency, the Lenders shall be under no obligation to renew such Euro-Rate Option or EURIBOR Rate Option, as applicable, if any Lender delivers to the Administrative Agent a notice by 5:00 p.m. (Pittsburgh time) four (4) Business Days prior to the effective date of such renewal that such Lender cannot continue to provide Revolving Credit Loans in such Optional Currency. In the event the Administrative Agent timely receives a notice from a Lender pursuant to the preceding sentence, the Administrative Agent will notify the Borrowers no later than 12:00 noon (Pittsburgh time) three (3) Business Days prior to the renewal date that the renewal of such Revolving Credit Loans in such Optional Currency is not then available, and the Administrative Agent shall promptly thereafter notify the Lenders of the same. If the Administrative Agent shall have so notified the Borrowers that any such continuation of such Revolving Credit Loans in such Optional Currency is not then available, any notice of renewal with respect thereto shall be deemed withdrawn, and such Revolving Credit Loans shall be redenominated into Revolving Credit Loans in Dollars at the Base Rate Option or Euro-Rate Option, at the Company's option on behalf of the Borrowers (subject, in the case of the Euro-Rate Option, to compliance with Section 2.4), with effect from the last day of the Interest Period with respect to any such Revolving Credit Loans. The Administrative Agent will promptly notify the Borrowers and the

Lenders of any such redenomination, and in such notice, the Administrative Agent will state the aggregate Dollar Equivalent amount of the redenominated Revolving Credit Loans in an Optional Currency as of the applicable Computation Date with respect thereto and such Lender's Ratable Share thereof.

(e)Amendment to Section 3.1 of the Credit Agreement.  Section 3.1 [Interest Rate Options] of the Credit Agreement is hereby amended and restated in full to read as follows:

3.1 Interest Rate Options.

The Borrowers shall pay interest in respect of the outstanding unpaid principal amount of the Revolving Credit Loans as selected by them from the Base Rate Option, Euro-Rate Option, or EURIBOR Rate Option set forth below applicable to the Revolving Credit Loans, it being understood that, subject to the provisions of this Agreement, the Borrowers may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Revolving Credit Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Revolving Credit Loans comprising any Borrowing Tranche. Interest on the principal amount of each Revolving Credit Loan made in an Optional Currency shall be paid by the Borrowers in such Optional Currency. Swing Loans shall bear interest at a rate to be agreed upon by the Administrative Agent and the Company, on behalf of all Borrowers. The Borrowers shall pay interest in respect of the outstanding unpaid principal amount of the Term Loans as selected by them from the Euro Rate Option or EURIBOR Rate Option set forth below applicable to the Term Loans, it being understood that, subject to the provisions of this Agreement, the Borrowers may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Term Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Term Loans comprising any Borrowing Tranche.  At no time shall there be outstanding more than ten (10) Borrowing Tranches in the aggregate among all of the Loans. If at any time the designated rate applicable to any Loan made by any Lender exceeds such Lender's highest lawful rate, the rate of interest on such Lender's Loan shall be limited to such Lender's highest lawful rate.

(f)Amendment to Section 3.1.1 of the Credit Agreement.  Section 3.1.1 [Revolving Credit Interest Rate Options] of the Credit Agreement is hereby amended and restated in full to read as follows:

3.1.1 Revolving Credit Interest Rate Options.

The Borrowers shall have the right to select from the following Interest Rate Options applicable to the Revolving Credit Loans (subject to the provisions above regarding Swing Loans), except that no Revolving Credit Loan to which a Base Rate shall apply may be made in an Optional Currency:

(i) Revolving Credit Base Rate Option. A fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate;

(ii) Revolving Credit Euro-Rate Option. A rate per annum (computed on the basis of a year of 360 days and actual days elapsed, provided that, for Revolving Credit Loans made in an Optional Currency as to which market practice differs from the foregoing, in accordance with such market practice), equal to the Euro-Rate plus the Applicable Margin; or

(iii) Revolving Credit EURIBOR Rate Option. A rate per annum (computed on the basis of 360 days and actual days elapsed, provided that, for Revolving Credit Loans made in Euros as to which market practice differs from the foregoing, in accordance with such market practice), equal to the EURIBOR Rate plus the Applicable Margin.

(g)Amendment to Section 3.1.2 of the Credit Agreement.  Section 3.1.2 [Term Loan Interest Rate] of the Credit Agreement is hereby amended and restated in full to read as follows:

3.1.2 Term Loan Interest Rate Options.

The Borrowers shall have the right to select from the following Interest Rate Options applicable to the Term Loans:

(i)  Term Loan Euro-Rate Option.  A rate per annum (computed on the basis of a year of 360 days, as the case may be, and actual days elapsed, provided that, if the market practice differs from the foregoing at any time for loans made in Euros, in accordance with such market practice) equal to the Euro-Rate plus the Applicable Margin.

(ii)  Term Loan EURIBOR Rate Option.  A rate per annum (computed on the basis of a year of 360 days, as the case may be, and actual days elapsed, provided that, if the market practice differs from the foregoing at any time for loans made in Euros, in accordance with such market practice) equal to the EURIBOR Rate plus the Applicable Margin.

(h)Amendment to Section 3.2 of the Credit Agreement.  Section 3.2 [Interest Periods] of the Credit Agreement is hereby amended and restated in full to read as follows:

3.2 Interest Periods.

At any time when the Borrowers shall select, convert to or renew a Euro-Rate Option or EURIBOR Rate Option, the Borrowers shall notify the Administrative Agent thereof by delivering a Loan Request at least four (4) Business Days prior to the effective date of such Interest Rate Option with respect to Revolving Credit Loans, with respect to an Optional Currency Loan and/or a Term Loan, and three (3) Business Days prior to the effective date of such Interest Rate Option, with respect to a Revolving Credit Loan denominated in Dollars. The notice shall specify an Interest Period during which such Interest Rate Option shall apply.  Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a Euro-Rate Option or EURIBOR Rate Option:

(i)Amendment to Section 3.2.1 of the Credit Agreement.  Section 3.2.1 [Amount of Borrowing Tranche] of the Credit Agreement is hereby amended and restated in full to read as follows:

3.2.1 Amount of Borrowing Tranche.

The Dollar Equivalent amount of each Borrowing Tranche of Euro-Rate Revolving Credit Loans or EURIBOR Revolving Credit Loans shall be in integral multiples of $100,000.00 and not less than $2,000,000.00 and the amount of each Borrowing Tranche of Term Loans shall be in integral multiples of €100,000.00 and not less than €2,000,000.00.

(j)Amendment to Section 3.2.2 of the Credit Agreement.  Section 3.2.2 [Renewals] of the Credit Agreement is hereby amended and restated in full to read as follows:

3.2.2 Renewals.

In the case of the renewal of a Euro-Rate Option or EURIBOR Rate Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.

(k)Amendment to Section 3.4 of the Credit Agreement.  Section 3.4 [Euro-Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available] of the Credit Agreement is hereby amended by amending and restating the title of such section to read as follows: Euro-Rate or EURIBOR Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available.

(l)Amendment to Section 3.4.1 of the Credit Agreement.  Section 3.4.1 [Unascertainable] of the Credit Agreement is hereby amended and restated in full to read as follows:

3.4.1 Unascertainable.

If on any date on which a Euro-Rate or EURIBOR Rate would otherwise be determined, the Administrative Agent shall have determined that:

(i) adequate and reasonable means do not exist for ascertaining such Euro-Rate or EURIBOR Rate, as applicable, or

(ii) a contingency has occurred affecting the Relevant Interbank Market relating to the Euro-Rate or EURIBOR Rate, as applicable, and reasonable and adequate means do not exist for ascertaining the Euro-Rate or EURIBOR Rate, as applicable, for such Interest Period, the Administrative Agent and Borrowers shall have the rights specified in Sections 3.4.4 and 4.4.2 (as applicable).

(m)Amendment to Section 3.4.2 of the Credit Agreement.  Section 3.4.2 [Illegality; Increased Costs; Deposits Not Available] of the Credit Agreement is hereby amended and restated in full to read as follows:

3.4.2 Illegality; Increased Costs; Deposits Not Available.

If at any time any Lender shall have determined that:

(i) the making, maintenance or funding of any Loan to which a Euro-Rate Option or EURIBOR Rate Option applies or performing any of its obligations hereunder or under any Loan Document has been made impracticable or unlawful by compliance by such Lender in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or

(ii) such Euro-Rate Option or EURIBOR Rate Option, as applicable, will not adequately and fairly reflect the cost to such Lender of the establishment or maintenance of any such Loan,

(iii) after making all reasonable efforts, deposits of the relevant amount in Dollars or in the Optional Currency (as applicable) for the relevant Interest Period for a Revolving Credit Loan, or to banks generally, to which a Euro-Rate Option or EURIBOR Rate Option applies, respectively, are not available to such Lender with respect to such Loan, or to banks generally, in the interbank eurodollar market, or

(iv) after making all reasonable efforts, deposits of the relevant amount in Euros for the relevant Interest Period for a Term Loan, or to banks generally to which a Euro-Rate Option or EURIBOR Rate Option applies, respectively, are not available to such Lender with respect to such Term Loan, or to banks generally, in the interbank eurodollar market, then the Administrative Agent and Borrowers shall have the rights specified in Sections 3.4.4 and 4.4.2 (as applicable).

(n)Amendment to Section 3.4.4 of the Credit Agreement.  Section 3.4.4 [Administrative Agent's and Lender's Rights] of the Credit Agreement is hereby amended and restated in full to read as follows:

3.4.4 Administrative Agent's and Lender's Rights.

In the case of any event specified in Section 3.4.1 above, the Administrative Agent shall promptly so notify the Lenders and the Borrowers thereof, and in the case of an event specified in Section 3.4.2 or 3.4.3 above, such Lender shall promptly so notify the Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrative Agent shall promptly send copies of such notice and certificate to the other Lenders and the Borrowers. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Lenders, in the case of such notice given by the Administrative Agent, or (B) such Lender, in the case of such notice given by such Lender, to allow the Borrowers to (i) select, convert to or renew a Euro-Rate Option or EURIBOR Rate Option, as applicable, with respect to Loans or (ii) select an Optional Currency (as applicable) with respect to Revolving Credit Loans shall be suspended until the Administrative Agent shall have later notified the Borrowers, or such Lender shall have later notified the Administrative Agent, of the Administrative Agent's or such Lender's, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Administrative Agent makes a determination under Section 3.4.1 and the Borrowers have previously notified the Administrative Agent of its selection of, conversion to or renewal of a Euro-Rate Option or EURIBOR Rate Option, as applicable, with respect to Revolving Credit Loans and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Revolving Credit Loans. If at any time the Administrative Agent makes a determination under Section 3.4.1 and the Borrowers have previously notified the Administrative Agent of its selection of, conversion to, or renewal of a Euro-Rate Option or EURIBOR Rate Option, as applicable, with respect to a Term Loan and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for conversion to the Foreign Base Rate. If any Lender notifies the Administrative Agent of a determination under Section 3.4.2, the obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Revolving Credit Loan shall be suspended, and to the extent required by applicable Law, cancelled, and the Borrowers shall, subject to the Borrowers' indemnification Obligations under Section 4.8, as to any Revolving Credit Loan of the Lender to which a Euro-Rate Option or EURIBOR Rate Option, as applicable, applies, on the date specified in such notice either, at the Borrowers' option (i) as applicable, convert such Revolving Credit Loan to the Base Rate Option otherwise available with respect to such Revolving Credit Loan or select a different Optional Currency or Dollars, or (ii) prepay such Revolving Credit Loan in accordance with Section 4.4. Absent due notice from the Borrowers of conversion or prepayment, such Revolving Credit Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Revolving Credit Loan upon such specified date. If any Lender notifies the Administrative Agent of a determination under Section 3.4.2, the obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Term Loan shall be suspended, and to the extent required by applicable Law, cancelled, and the Borrowers shall, subject to the Borrowers' indemnification Obligations under Section 4.8 on the date specified in such notice either, at the Borrowers' option, (i) as applicable, convert such Term Loan to Foreign Base Rate Loans, or (ii) prepay such Term Loan in accordance with Section 4.4. Absent due notice from the Borrowers of conversion or prepayment, such Term Loan shall automatically be converted to a Foreign Base Rate Loan upon such specified date. If the Administrative Agent makes a determination under 3.4.3 then, until the Administrative Agent notifies the Borrowers that the circumstances giving rise to such determination no longer exist, (i) the availability of Revolving Credit Loans in the affected Optional Currency shall be suspended, and (ii) the outstanding Revolving Credit Loans in such affected Optional Currency shall be converted into Dollar Loans (in an amount equal to the Dollar Equivalent of such outstanding Optional Currency Loans) (x) on the last day of the then current Interest Period if the Lenders may lawfully continue to maintain Revolving Credit Loans in such Optional Currency to such day, or (y) immediately if the Lenders may not lawfully continue to maintain Revolving Credit Loans in such Optional Currency, and interest thereon shall thereafter accrue at the Base Rate Option.

(o)Amendment to Section 3.5 of the Credit Agreement.  Section 3.5 [Successor Euro-Rate Index] of the Credit Agreement is hereby amended and restated in full to read as follows:

3.5 Successor Euro-Rate or EURIBOR Rate Index.

(i) Notwithstanding anything herein to the contrary, if the Administrative Agent determines (which determination shall be final and conclusive, absent manifest error) that either (a) (i) the circumstances set forth in Section 3.4.1 have arisen and are unlikely to be temporary, or (ii) the circumstances set forth in Section 3.4.1 have not arisen but the applicable supervisor or administrator (if any) of a Euro-Rate or EURIBOR Rate or an Official Body having jurisdiction over the Administrative Agent has made a public statement identifying the specific date after which the Euro-Rate or EURIBOR Rate, as applicable, shall no longer be used for determining interest rates for loans in Dollars, Euros or any Optional Currency (either such date as applied to a Euro-Rate, a "Euro-Rate Termination Date"; either such date as applied to a EURIBOR Rate, a "EURIBOR Rate Termination Date"), or (b) a rate other than the Euro-Rate or EURIBOR Rate has become a widely recognized benchmark rate for newly originated loans in Dollars, Euros or an applicable Optional Currency in the U.S. market, then the Administrative Agent and the Borrowers may choose a replacement index for the Euro-Rate or EURIBOR Rate, as applicable, in respect of Loans in Dollars, Euros or the applicable Optional Currency, as the case may be, and the Administrative Agent and the Borrowers may enter into one or more amendments as described in clause (ii) below for the purpose of making adjustments to applicable margins and related amendments to this Agreement as referred to below such that, to the extent practicable, the all-in interest rate based on the replacement index will be substantially equivalent to the all-in Euro-Rate-based interest rate or all-in EURIBOR Rate-based interest rate, as applicable, in effect prior to its replacement.

(ii) The Administrative Agent and the Borrowers shall enter into an amendment to this Agreement to reflect the replacement index, the adjusted margins and such other related amendments as may be appropriate, in the discretion of the Administrative Agent, for the implementation and administration of the replacement index-based rate. Notwithstanding anything to the contrary in this Agreement or the other Loan Documents, including, without limitation, Section 10.1, such amendment shall become effective without any further action or consent of any other party to this Agreement at 5:00 p.m. Eastern Time on the tenth (10th) Business Day after the date a draft of the amendment is provided to the Lenders, unless the Administrative Agent receives, on or before such tenth (10th) Business Day, a written notice from the Required Lenders stating that such Lenders object to such amendment.

(iii) Selection of the replacement index, adjustments to the applicable margins, and amendments to this Agreement (a) will be determined by the Administrative Agent and the Borrowers with due consideration to the then-current market practices for determining and implementing a rate of interest for newly originated loans in the United States and loans converted from a Euro-Rate-based rate or EURIBOR Rate-based rate, as applicable, to a replacement index-based rate, and (b) may also reflect adjustments to account for (x) the effects of the transition from the Euro-Rate or the EURIBOR Rate, as applicable, to the replacement index and (y) yield- or risk-based differences between the Euro-Rate or the EURIBOR Rate, as applicable, and the replacement index.

(iv) Until an amendment reflecting a new replacement index in accordance with this Section 3.5 is effective, each advance, conversion and renewal of a Loan under the Euro-Rate Option or EURIBOR Rate Option will continue to bear interest with reference to the Euro-Rate or EURIBOR Rate, as applicable; provided however, that if the Administrative Agent determines (which determination shall be final and conclusive, absent manifest error) that a Euro-Rate Termination Date or EURIBOR Rate Termination Date has occurred, then following the Euro-Rate Termination Date or EURIBOR Rate Termination Date, as applicable, all Loans as to which the Euro-Rate Option or EURIBOR Rate Option, as applicable, would otherwise apply shall automatically be converted to (x) if any such Revolving Credit Loan is in Dollars, the Base Rate Option, (y) if any such Revolving Credit Loan is in an Optional Currency to which such Euro-Rate Termination Date or EURIBOR Rate Termination Date, as applicable, applies, a Revolving Credit Loan in Dollars under the Base Rate Option, and (z) with respect to the Term Loans, Foreign Base Rate Loans, in each case, until such time as an amendment reflecting a replacement index and related matters as described above is implemented.

(v) Notwithstanding anything to the contrary contained herein, if at any time any replacement index is less than zero, at such times, such index shall be deemed to be zero for purposes of this Agreement.

(p)Amendment to Section 3.6 of the Credit Agreement.  Section 3.6 [Selection of Interest Rate Options] of the Credit Agreement is hereby amended and restated in full to read as follows:

3.6 Selection of Interest Rate Options.

If the Borrowers fail to select a new Interest Period or Optional Currency to apply to any Borrowing Tranche of Revolving Credit Loans under the Euro-Rate Option or EURIBOR Rate Option or fail to select a new Interest Period to apply to any Borrowing Tranche of Term Loans under the Euro-Rate Option or EURIBOR Rate Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 3.2, the Borrowers shall be deemed to have converted or continued, as applicable, such Borrowing Tranche of Revolving Credit Loans under the Euro-Rate Option or EURIBOR Rate Option and/or such Borrowing Tranche of Term Loans under the Euro-Rate Option or EURIBOR Rate Option for an Interest Period of one (1) month and, if required by the Administrative Agent with respect to Revolving Credit Loans, converted such Borrowing Tranche to a Revolving Credit Loan in Dollars, as applicable, commencing upon the last day of the existing Interest Period.

(q)Amendment to Section 4.3 of the Credit Agreement.  Section 4.3 [Interest Payment Dates] of the Credit Agreement is hereby amended and restated in full to read as follows:

4.3 Interest Payment Dates.

Interest on Revolving Credit Loans to which the Base Rate Option applies shall be due and payable in arrears on each Payment Date and on the Expiration Date or upon acceleration of the Notes. Interest on Loans to which the Euro-Rate Option or EURIBOR Rate Option applies shall be due and payable in the currency in which such Loan was made on the last day of each Interest Period for those Loans and, if such Interest Period is longer than three (3) Months, also on the 90th day of such Interest Period. Interest on mandatory prepayments of principal under Section 4.5 shall be made in the currency in which such Loan was made and shall be due on the date such mandatory prepayment is due. Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable in the currency in which such Loan was made on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the Expiration Date, stated maturity date, upon acceleration or otherwise).

(r)Amendment to Section 4.4.1 of the Credit Agreement.  Section 4.4.1 [Right to Prepay] of the Credit Agreement is hereby amended and restated in full to read as follows:

4.4.1 Right to Prepay.

The Borrowers shall have the right, at their option, from time to time to prepay the Loans in whole or part without premium or penalty (except as provided in Section 4.4.2, Section 4.6.1 or Section 4.8) in the currency in which such Loan was made:

(i) at any time with respect to any Revolving Credit Loan to which the Base Rate Option applies,

(ii) at any time with respect to any Revolving Credit Loan in any Optional Currency, subject to Section 4.8,

(iii) at any time with respect to Revolving Credit Loans to which a Euro-Rate Option applies, subject to Section 4.8,

(iv) at any time with respect to Revolving Credit Loans to which a EURIBOR Rate Option applies, subject to Section 4.8,

(v) at any time with respect to Term Loans to which a EURO-Rate Option applies, subject to Section 4.8,

(vi) at any time with respect to Term Loans to which a EURIBOR Rate Option applies, subject to Section 4.8,

(vii) on the date specified in a notice by any Lender pursuant to Section 3.4 with respect to any Loan to which a Euro-Rate Option or EURIBOR Rate Option applies.

Whenever the Borrowers desire to prepay any part of the Loans, the Company, on behalf of all Borrowers, shall provide a prepayment notice to the Administrative Agent by 1:00 p.m. Pittsburgh time: (i) at least one (1) Business Day prior to the date of prepayment of the Revolving Credit Loans made in Dollars and (ii) at least four (4) Business Days prior to the date of prepayment of any Revolving Credit Loans in an Optional Currency or the Term Loans, and (iii) on the date of prepayment of Swing Loans, in each case setting forth the following information:

(w) the date, which shall be a Business Day, on which the proposed prepayment is to be made;

(x) a statement indicating the application of the prepayment between the Revolving Credit Loans, Term Loans and Swing Loans;

(y) the Borrowing Tranche designated for prepayment, if applicable; and

(z) the total principal amount and currency of such prepayment, (1) with respect to Revolving Credit Loans, the Dollar Equivalent amount of which shall not be less than $100.000.00 for any Swing Loan or $1,000,000.00 or such lesser amount as may be outstanding or (2) with respect to the Term Loan shall not be less than €1,000,000.00 or such lesser amount as may be outstanding.

All prepayment notices shall be irrevocable; provided, that such prepayment obligation may be conditioned on the occurrence of any subsequent event (including a change of control, refinancing transaction or Permitted Acquisition or other investment). The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount except with respect to Revolving Credit Loans to which the Base Rate Option applies, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made in the currency in which such Loans was made.  All Term Loan prepayments permitted pursuant to this Section 4.4.1 shall be applied as the Borrowers shall direct (or in the absence of any such direction, to the unpaid installments of principal of the Term Loans in direct order of maturity). Except as provided in Section 3.4.4, if the Borrowers prepay a Loan but fails to specify the applicable Borrowing Tranche which the Borrowers are prepaying, the prepayment shall be applied (i) first to Revolving Credit Loans and then to Term Loans; and (ii) after giving effect to the allocations in clause (i) above and in the preceding sentence, first to Revolving Credit Loans to which the Base Rate Option applies, then to Revolving Credit Loans to which the Euro-Rate Option applies, then to Revolving Credit Loans to which the EURIBOR Rate Option applies, then to Term Loans to which the Euro-Rate Option applies, then to the Term Loans to which the EURIBOR Rate Option applies, then to Optional Currency Loans and then to Swing Loans. Any prepayment hereunder shall be subject to the Borrowers' Obligation to indemnify the Lenders under Section 4.8. Revolving Credit Loan prepayments shall not result in an reduction of the Revolving Credit Commitments unless the Borrowers have elected to reduce such Revolving Credit Commitments pursuant to Section 2.12. Prepayments shall be made in the currency in which such Loan was made unless otherwise agreed by the Administrative Agent and the Borrower Agent.

(s)Amendment to Section 4.5.1 of the Credit Agreement.  Section 4.5.1 [Currency Fluctuations] of the Credit Agreement is hereby amended and restated in full to read as follows:

4.5.1 Currency Fluctuations.

If on any Computation Date the sum of the Dollar Equivalent Revolving Facility Usage is greater than the Revolving Credit Commitments as a result of a change in exchange rates between one (1) or more Optional Currencies and Dollars by an amount greater than 105%, then the Administrative Agent shall notify the Borrowers of the same. The Borrowers shall pay or prepay the Revolving Credit Loans (subject to Borrowers' indemnity obligations contained in this Agreement, including, without limitation, under Section 4.6 or 4.8) or Swing Loans within three (3) Business Days after receiving such notice such that the sum of the Dollar Equivalent Revolving Facility Usage no longer exceeds the aggregate Revolving Credit Commitments. All prepayments required pursuant to this Section 4.5.1 shall first be applied among the Interest Rate Options to the principal amount of the Revolving Credit Loans subject to the Base Rate Option, then to Revolving Credit Loans denominated in Dollars and subject to a Euro-Rate Option and then to Revolving Credit Loans of Optional Currencies subject to the Euro-Rate Option or EURIBOR Rate Option, and the Borrowers will be subject to the indemnity obligation set forth in Section 4.8.

(t)Amendment to Section 4.6.5 of the Credit Agreement.  Section 4.6.5 [Additional Reserve Requirements] of the Credit Agreement is hereby amended and restated in full to read as follows:

4.6.5 Additional Reserve Requirements.

The Borrowers shall pay to each Lender (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including eurocurrency funds or deposits, additional interest on the unpaid principal amount of each Revolving Credit Loan under the Euro-Rate Option or EURIBOR Rate Option and each Term Loan under the Euro-Rate Option or EURIBOR Rate Option equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement under Regulation D or under any similar, successor or analogous requirement of the Board of Governors of the Federal Reserve System (or any successor) or any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Revolving Credit Loans under the Euro-Rate Option or EURIBOR Rate Option and/or Term Loans under the Euro-Rate Option or EURIBOR Rate Option, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), which in each case shall be due and payable on each date on which interest is payable on such Loan; provided that in each case the Borrowers shall have received at least ten days' prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender.  If a Lender fails to give notice ten days prior to the relevant Payment Date, such additional interest or costs shall be due and payable ten days from receipt of such notice.

(u)Amendment to Section 4.8(i) of the Credit Agreement.  Section 4.8(i) [Indemnity] of the Credit Agreement is hereby amended and restated in full to read as follows:

(i)  payment, prepayment, conversion or renewal of any Revolving Credit Loan to which a Euro-Rate Option or EURIBOR Rate Option applies and/or any Term Loan to which a Euro-Rate Option or EURIBOR Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due), or any voluntary prepayment without the required notice,

(v)Amendment to Section 4.9 of the Credit Agreement.  Section 4.9 [Interbank Market Presumption] of the Credit Agreement is hereby amended and restated in full to read as follows:

4.9 Interbank Market Presumption.

For all purposes of this Agreement and each Note with respect to any aspects of the Euro-Rate, the EURIBOR Rate, any Loan under the Euro-Rate Option, any Loan under the EURIBOR Rate Option, or any Optional Currency, each Lender and Administrative Agent shall be presumed to have obtained rates, funding, currencies, deposits, and the like in the Relevant Interbank Market regardless of whether it did so or not; and, each Lender's and Administrative Agent's determination of amounts payable under, and actions required or authorized by, Section 4.8 shall be calculated, at each Lender's and Administrative Agent's option, as though each Lender and Administrative Agent funded each Borrowing Tranche of Loans under the Euro-Rate Option, EURIBOR Rate Option, through the purchase of deposits of the types and maturities corresponding to the deposits used as a reference in accordance with the terms hereof in determining the Euro-Rate or EURIBOR Rate, as applicable, applicable to such Loans, whether in fact that is the case.

(w)Amendment to Section 10.4 of the Credit Agreement.  Section 10.4 [Holidays] of the Credit Agreement is hereby amended and restated in full to read as follows:

10.4 Holidays.

Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day (except as provided in Section 3.2 with respect to Interest Periods under the Euro-Rate Option or the EURIBOR Rate Option with respect to Revolving Credit Loans and Term Loans) and such extension of time shall be included in computing interest and fees, except that the Loans shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

(x)Amendment to Section 10.5.1 of the Credit Agreement.  Section 10.5.1 [Notional Funding] of the Credit Agreement is hereby amended and restated in full to read as follows:

10.5.1 Notional Funding.

Each Lender shall have the right from time to time, without notice to the Borrowers, to deem any branch, Subsidiary or Affiliate (which for the purposes of this Section 10.5 shall mean any corporation or association which is directly or indirectly controlled by or is under direct or indirect common control with any corporation or association which directly or indirectly controls such Lender) of such Lender to have made, maintained or funded any Loan to which the Euro-Rate Option or EURIBOR Rate Option applies at any time, provided that immediately following (on the assumption that a payment were then due from the Borrowers to such other office), and as a result of such change, the Borrowers would not be under any greater financial obligation pursuant to Section 4.6 than it would have been in the absence of such change. Notional funding offices may be selected by each Lender without regard to such Lender's actual methods of making, maintaining or funding the Loans or any sources of funding actually used by or available to such Lender.

(y)Addition of Section 10.23 to the Credit Agreement.  A new Section 10.23 is hereby added to the Credit Agreement immediately following Section 10.22 [No Advisory or Fiduciary Responsibility] to read as follows:

10.23 Acknowledgement Regarding Any Supported QFCs.

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Lender Provided Hedge or any other agreement or instrument that is a QFC (such support, "QFC Credit Support", and each such QFC, a "Supported QFC"), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the "U.S. Special Resolution Regimes") in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States).  In the event a Specified Covered Entity that is party to a Supported QFC (each, a "Covered Party") becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the

United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(z)Schedule 1.1(A) of the Credit Agreement.  Schedule 1.1(A) [Pricing Grid] of the Credit Agreement is hereby amended and restated in full as attached hereto as Exhibit A.

(aa)Exhibit 2.4 of the Credit Agreement.  Exhibit 2.4 [Loan Request] of the Credit Agreement is hereby amended and restated in full as attached hereto as Exhibit B.

2.Conditions to the Effectiveness of this Amendment.  This Amendment shall become effective as of the date hereof on the first date when all of the following conditions have been satisfied to the satisfaction of the Administrative Agent (the "Effective Date"):

(a)Legal Details; Counterparts.  The Company (on behalf of itself and the other Loan Parties) and the Required Lenders shall have executed and delivered to the Administrative Agent this Amendment and all such other counterpart originals or certified or other copies of such documents and proceedings in connection with this Amendment as may be reasonably requested by the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent.

(b)Fees.  The Company shall pay or caused to be paid to the Administrative Agent all reasonable out-of-pocket costs, expenses and disbursements, including, without limitation, reasonable fees and expenses of counsel, incurred by the Administrative Agent in connection with the development, preparation, execution, administration, interpretation or performance of this Amendment and all other documents or instruments to be delivered in connection herewith.

3.Representations and Warranties.  The Company hereby represents and warrants to the Administrative Agent and the Lenders that (a) the representations and warranties of the Loan Parties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof with the same force and effect as though made by the Loan Parties on such date, except to the extent that any such representation or warranty expressly relates solely to a previous date, (b) there exists no Event of Default or Potential Default and (c) the Credit Agreement and the other Loan Documents are in full force and effect, are hereby ratified and confirmed and remain unaltered, except as expressly modified by this Amendment.  This Amendment has been duly executed by an authorized officer of the Company (on behalf of itself and the other Loan Parties).  The execution, delivery, and performance of this Amendment have been duly authorized by all necessary corporate action, require no governmental approval, and will neither contravene, conflict with, nor result in the breach of any applicable Law in any material respect, charter, articles, or certificate of incorporation or organization, bylaws, operating agreement or other material agreement governing or binding upon any of the Loan Parties or any of their Subsidiaries.

4.Force and Effect.  Each of the parties hereto reconfirms and ratifies the Credit Agreement and the other Loan Documents, and confirms that all such documents remain in full force and effect, except to the extent modified by this Amendment.

5.Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflict of laws principles.

6.Counterparts.  This Amendment may be signed by telecopy, “pdf”, “tif” or original in any number of counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of this Amendment by electronic transmission shall be delivery of a manually executed counterpart.

[SIGNATURE PAGES FOLLOW]

[INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

COMPANY: P. H. GLATFELTER COMPANY By: /s/ Ramesh Shettigar Name: Ramesh Shettigar Title: Vice President and Treasurer

[SIGNATURE PAGE TO FIRST AMENDMENT TO THIRD AMENDED
AND RESTATED CREDIT AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent and as a Lender

By: /s/ Daniel Borelli
Name:  Daniel Borelli
Title:    Senior Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO THIRD AMENDED
AND RESTATED CREDIT AGREEMENT]

HSBC BANK USA, N.A., as Co-Syndication Agent and as a Lender By: /s/ Randy Chung Name: Randy Chung Title: Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO THIRD AMENDED
AND RESTATED CREDIT AGREEMENT]

JPMORGAN CHASE BANK, N.A., as Co-Syndication Agent and as a Lender By: /s/ Alicia Schreibstein Name: Alicia Schreibstein Title: Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO THIRD AMENDED
AND RESTATED CREDIT AGREEMENT]

CITIZENS BANK, N.A. as a Lender By: /s/ Jon R. Pogue Name: Jon R. Pogue Title: Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO THIRD AMENDED
AND RESTATED CREDIT AGREEMENT]

COBANK, ACB, as a Lender By: /s/ Robert Prickett Name: Robert Prickett Title: Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO THIRD AMENDED
AND RESTATED CREDIT AGREEMENT]

AGCHOICE FARM CREDIT ACA, as a Voting Participant By: /s/ William Frailey Name: William Frailey Title: Assistant Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO THIRD AMENDED
AND RESTATED CREDIT AGREEMENT]

AGFIRST FARM CREDIT BANK, as a Voting Participant By: /s/ Michael Mancini Name: Michael Mancini Title: Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO THIRD AMENDED
AND RESTATED CREDIT AGREEMENT]

MANUFACTURERS AND TRADERS TRUST COMPANY, as a Lender By: /s/ Lance E. Smith Name: Lance E. Smith Title: Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO THIRD AMENDED
AND RESTATED CREDIT AGREEMENT]

BANK OF AMERICA, N.A., as a Lender By: /s/ Kevin Dobosz Name: Kevin Dobosz Title: Senior Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO THIRD AMENDED
AND RESTATED CREDIT AGREEMENT]

MUFG BANK, LTD., as a Lender By: /s/ Deborah White Name: Deborah White Title: Director

[SIGNATURE PAGE TO FIRST AMENDMENT TO THIRD AMENDED
AND RESTATED CREDIT AGREEMENT]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCE, as a Lender By: /s/ William O’Daly Name: William O’Daly Title: Authorized Signatory By: /s/ D. Andrew Maletta Name: William O’Daly Title: Authorized Signatory

EXHIBIT A

SCHEDULE 1.1(A)

Pricing Grid for P. H. Glatfelter Company*

Pricing in basis points

Level	Debt Ratings Level	Leverage Ratio Level	Base Rate Spread	Euro-Rate Spread / EURIBOR Rate Spread / Letter of Credit Fee	Term Loan Spread	Commitment Fee
I	Baa2/BBB or higher	< 1.50 to 1.00	12.5	112.5	112.5	10.0
II	Baa3/BBB-	< 2.00 to 1.00 but ≥ 1.50 to 1.00	25.0	125.0	125.0	15.0
III	Ba1/BB+	< 2.50 to 1.00 but ≥ 2.00 to 1.00	50.0	150.0	150.0	20.0
IV	Ba2/BB	< 3.00 to 1.00 but ≥ 2.50 to 1.00	75.0	175.0	175.0	25.0
V	Ba3/BB- or lower	≥ 3.00 to 1.00	100.0	200.0	200.0	30.0

*At any time of determination, pricing will be determined by reference to the higher (Level I being the highest) of the Leverage Ratio level and the Debt Ratings level.

*In the event the Company's Debt Rating is split-rated, pricing will be determined by the higher of the two ratings, except that if the ratings differ by more than one level, pricing will be determined by one level above the lower rating.  In the event that either Moody's or Standard & Poor's shall cease to provide a Debt Rating, pricing will be determined by reference to the Leverage Ratio.

*Increases or decreases in pricing and fees pursuant to the grid above shall be (x) recomputed as of the end of each fiscal quarter ending after the Closing Date based on the Leverage Ratio as of such quarter end and shall be effective on the date on which the Compliance Certificate evidencing such computation is due to be delivered under Section 7.3.3 and (y) recomputed and effective as of the date on which any Debt Rating of the Company shall change (if such change results in a change in the pricing Level).  If a Compliance Certificate is not delivered when due in accordance with such Section 7.3.3, then the rates in Level V shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.

If, as a result of any restatement of or other adjustment to the financial statements of the Company or for any other reason, the Company or the Lenders determine that (i) the Leverage Ratio as calculated by the Company as of any applicable date was inaccurate and (ii) a proper calculation of the Leverage Ratio would have resulted in higher pricing for such period, the Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the Issuing Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period.  This paragraph shall not limit the rights of the Administrative Agent, any Lender or the Issuing Lender, as the case may be, under Section 2.9 or Section 4.3 or Section 9.  The Borrowers' obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.

EXHIBIT B

[to be attached]